Exhibit 99.1

Protagonist Reports First Quarter 2025 Financial Results and Provides Corporate Update

Positive top line results from rusfertide Phase 3 VERIFY trial in polycythemia vera (PV) announced; full data selected for oral presentation during plenary session at ASCO on June 1st

Conference call to be held June 2nd at 8AM EDT to discuss rusfertide data presented at ASCO

Full dataset from Phase 3 ICONIC-LEAD trial with icotrokinra in patients with moderate-to-severe plaque psoriasis (PsO) presented at the 2025 AAD Meeting in March; data from adolescent subset presented at World Congress of Pediatric Dermatology in April

Positive top line results from icotrokinra Phase 2b ANTHEM trial in moderately to severely active ulcerative colitis (UC) announced in March, data to be presented at medical conference later in 2025

Cash, cash equivalents and marketable securities of $697.9 million as of March 31, 2025, anticipated to provide cash runway through at least end of 2028

NEWARK, Calif., May 6, 2025 – Protagonist Therapeutics (Nasdaq: PTGX) (“Protagonist” or “the Company”) today reported financial results for the first quarter ended March 31, 2025, and provided a corporate update.

“Protagonist is off to a very strong 2025 with multiple transformational events in the first quarter for our two late-stage partnered assets, rusfertide and icotrokinra which are progressing to NDA filings by year end,” said Dinesh V. Patel, Ph.D., the Company’s President and CEO. “We look forward to presenting data from rusfertide’s Phase 3 VERIFY study at a plenary session at ASCO on June 1st. We’re very pleased with the highly positive results from the icotrokinra Phase 2b ANTHEM study in ulcerative colitis which lay the foundation for additional studies in both UC and Crohn’s. We are continuing to increasingly focus on advancement of our pre-clinical candidates including the oral IL-17 antagonist PN-881, as well as additional candidates emerging from our oral anti-obesity and oral hepcidin programs. We are fortunate to be in a very strong cash position, allowing us to independently and rapidly progress our early-stage pipeline into value-creating clinical safety and proof-of-concept studies starting with PN-881 in 2025.”

First Quarter 2025 Recent Developments and Upcoming Milestones

Rusfertide: Subcutaneous Injectable Hepcidin Mimetic for Polycythemia Vera (PV) and Other Blood Disorders

Abstract accepted for presentation at the Plenary Session at the 2025 American Society of Clinical Oncology (ASCO).

•	Data from the Phase 3 VERIFY trial of rusfertide in PV has been accepted for a prestigious oral presentation during the plenary session on Sunday, June 1 at 2:09PM CDT at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting.

•	The Company will host an investor conference call Monday, June 2, 2025, at 8AM EDT to discuss data shared during the plenary presentation:

Conference Call and Webcast Details

US-based Investors: 1-877-300-8521

International Investors:1-412-317-6026

Conference Call ID: 10199589

The webcast link for the event can be found here: https://viavid.webcasts.com/starthere.jsp?ei=1718556&tp_key=360d3b714d

A replay of the presentation will be available on the Company's Investor Relations Events and Presentations webpage following the event.

•	On March 3rd, the Company announced positive topline results from the Phase 3 VERIFY study. Key findings include:

o	Study met primary endpoint with a significantly higher proportion of clinical responders[1] on rusfertide compared to placebo during weeks 20-32 (p<0.0001)
o	Study met all four key secondary endpoints (weeks 0-32)

–	Phlebotomy rate - EU primary endpoint (p<0.0001)

–	Hematocrit control

–	Patient-reported outcomes of PROMIS Fatigue and MFSAF TSS-7

o	Safety profile consistent with previous rusfertide studies, with no new safety signals

1 A responder is a patient who completed weeks 0-32 of the study, was not phlebotomy eligible and did not receive a phlebotomy during weeks 20-32. To meet phlebotomy eligibility, patients in the study were required to have: confirmed hematocrit ≥45% that was ≥3% higher than their baseline hematocrit value, or hematocrit ≥48%.

Icotrokinra (JNJ-2113): Oral IL-23 Receptor Antagonist

o	On April 10th, data from the adolescent cohort of the Phase 3 ICONIC-LEAD study in moderate-to-severe plaque psoriasis was presented as a late-breaking abstract at the 2025 World Congress of Pediatric Dermatology (WCPD).

o	On March 10th, positive topline results from ANTHEM-UC, a Phase 2b study of icotrokinra in adults with moderately to severely active ulcerative colitis (UC) were announced. The full data set is expected at a medical conference later this year.

o	On March 8th, data from the adult cohort of the Phase 3 ICONIC-LEAD study in moderate-to-severe plaque psoriasis were presented as a late-breaking abstract at the 2025 American Academy of Dermatology (AAD) Annual Meeting.

First Quarter 2025 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2025, were $697.9 million as compared to $559.2 million as of December 31, 2024.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2025	2024

	(Unaudited)
License and collaboration revenue	$28,321	$254,953
Research and development expense	$35,893	$33,734
General and administrative expense	$11,738	$14,910
Income tax expense	$--	$3,326
Net (loss) income	$(11,655)	$207,340
Basic (loss) earnings per share	$(0.19)	$3.41
Diluted (loss) earnings per share	$(0.19)	$3.26

•	License and Collaboration Revenue: License and collaboration revenue of $28.3 million for the period ended March 31, 2025, consisted of: (i) $22.8 million related to proportional recognition of the $25 million milestone earned in Q1 2025 but payable following completion of the VERIFY clinical study report, and (ii) $5.5 million allocated to development services provided by us under the agreement during the period. License and collaboration revenue of $255.0 million for the period ended March 31, 2024 consisted of: (i) $254.1 million of the $300.0 million transaction price for the Takeda Collaboration Agreement allocated to the rusfertide license delivered to Takeda upon effectiveness of the agreement on March 15, 2024, and (ii) $0.9 million allocated to development services provided by us under the agreement during the last two weeks of March 2024.

•	Research and Development ("R&D") Expenses: The increase in R&D expenses from the prior year period was primarily due to an increase in pre-clinical and drug discovery research expenses, partially offset by a decrease in rusfertide expenses related to the Phase 3 VERIFY clinical trial.

•	General and Administrative ("G&A") Expenses: The decrease in G&A expenses from the prior year period was primarily due to $4.6 million in advisory and legal fees related to the Takeda collaboration, partially offset by an increase in stock-based compensation expense.

•	Income Tax Expense: Income tax expense of $3.3 million for the period ended March 31, 2024, consisted of tax related to the upfront payment earned under the Takeda collaboration agreement.

•	Net (Loss) Income: Net loss was $11.7 million, or $0.19 per basic and diluted share, for the first quarter of 2025 as compared to net income of $207.3 million, or $3.41 per basic share and $3.26 per diluted share, for the first quarter of 2024.

About Protagonist

Protagonist Therapeutics is a discovery through late-stage development biopharmaceutical company. Two novel peptides derived from Protagonist’s proprietary discovery platform are currently in advanced Phase 3 clinical development, with New Drug Application submissions to the FDA potentially in 2025. Icotrokinra (formerly, JNJ-2113) is a first-in-class investigational targeted oral peptide that selectively blocks the Interleukin-23 receptor (“IL-23R”) which is licensed to J&J Innovative Medicines (“JNJ”), formerly Janssen Biotech, Inc. Following icotrokinra’s joint discovery by Protagonist and JNJ scientists pursuant to the companies’ IL-23R collaboration, Protagonist was primarily responsible for development of icotrokinra through Phase 1, with JNJ assuming responsibility for development in Phase 2 and beyond. Rusfertide, a mimetic of the natural hormone hepcidin, is currently in Phase 3 development for the rare blood disorder polycythemia vera (PV). Rusfertide is being co-developed and will be co-commercialized with Takeda Pharmaceuticals pursuant to a worldwide collaboration and license agreement entered in 2024 under which the Company remains primarily responsible for development through NDA filing. The Company also has a number of pre-clinical stage oral drug discovery programs addressing clinically and commercially validated targets, including IL-17 oral peptide antagonist PN-881, oral hepcidin program, and oral obesity program.

More information on Protagonist, its pipeline drug candidates and clinical studies can be found on the Company's website at https://www.protagonist-inc.com/.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the potential benefits of icotrokinra and rusfertide, the timing of icotrokinra and rusfertide clinical trials, and timing of developments and announcements in our discovery programs. In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "may," "will," "expect," or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, our ability to earn milestone payments under our collaboration agreements with Janssen and Takeda, our ability to use and expand our programs to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that have greater resources than we do, and our ability to obtain and adequately protect intellectual property rights for our product candidates. Additional information concerning these and other risk factors affecting our business can be found in our periodic filings with the Securities and Exchange Commission, including under the heading "Risk Factors" contained in our most recently filed periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Relations Contact

Corey Davis, Ph.D.

LifeSci Advisors
cdavis@lifesciadvisors.com
+1 212 915 2577

Media Relations Contact

Virginia Amann
ENTENTE Network of Companies

virginiaamann@ententeinc.com
+1 833 500 0061 ext 1

PROTAGONIST THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands except share and per share data)

	Three Months Ended
	March 31,
	2025	2024
License and collaboration revenue	$28,321	$254,953
Operating expense:
Research and development (1)	35,893	33,734
General and administrative (1)	11,738	14,910
Total operating expense	47,631	48,644
(Loss) income from operations	(19,310)	206,309
Interest income	7,573	4,376
Other income (expense), net	82	(19)
(Loss) income before income tax expense	(11,655)	210,666
Income tax expense	-	3,326
Net (loss) income	$(11,655)	$207,340
Net (loss) income per share, basic	$(0.19)	$3.41
Net (loss) income per share, diluted	$(0.19)	$3.26
Weighted-average shares used to compute net (loss) income per share, basic	62,963,806	60,855,689
Weighted-average shares used to compute net (loss) income per share, diluted	62,963,806	63,595,328

(1) Amount includes non-cash stock-based compensation expense.

Stock-based Compensation

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2025	2024
Research and development	$7,991	$5,288
General and administrative	5,811	4,064
Total stock-based compensation expense	$13,802	$9,352

PROTAGONIST THERAPEUTICS, INC.

Selected Condensed Consolidated Balance Sheet Data

(Unaudited, In thousands)

	March 31,	December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$697,877	$559,165
Working capital	570,748	544,243
Total assets	742,132	744,725
Deferred revenue	25,071	30,567
Accumulated deficit	(352,177)	(340,522)
Total stockholders' equity	689,052	675,295